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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               DECEMBER 13, 1996
               Date of Report (Date of earliest event reported)

                             --------------------

                            WMX TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

        1-7327                                          36-2660763
(Commission File Number)                                (IRS Employer
                                                       Identification No.)

                3003 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60521
                   (Address of principal executive offices)  (Zip code)

                                 (630)572-8800
             (Registrant's telephone number, including area code)

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Item 5. Other Events.
        -------------

On December 13, 1996, the registrant issued a news release indicating that its Chemical Waste Management, Inc. subsidiary ("CWM") would appeal the recent decision of the United States District Court for the Western District of Tennessee, Western Division, in Memphis, Tennessee, which held CWM liable for approximately $76.5 million in contract damages and $15 million in punitive damages in a dispute with the former owners of CWM's Emelle, Alabama hazardous waste landfill. The Court found that CWM failed to maximize revenue at the landfill and fraudulently excluded certain revenues in connection with calculating quarterly installment payments under the terms of the landfill purchase agreement which was entered into in 1978. The registrant said that it disagrees with the Court's findings, but is analyzing the decision and may record a charge in the fourth quarter of 1996 that would have a material adverse effect on the registrant's results of operations.

7.  Financial Statements and Exhibits
    ----------------------------------

There are no exhibits to this report.




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                                  SIGNATURES
                                  ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             WMX TECHNOLOGIES, INC.


                                             By:  /s/ Thomas A. Witt
                                                  --------------------
                                                  Thomas A. Witt
                                                  Vice President

Dated:  December 16, 1996





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